Exhibit 32
CERTIFICATION
          This Report on Form 10-Q of Tri – County Financial Corporation (the “Company”) for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006	By:	/s/ Michael L. Middleton
Michael L. Middleton President and Chief Executive Officer

Date: August 11, 2006	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer